SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
MARCH 26, 2002

ATLANTIC DATA SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-24193	04-2696393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BATTERYMARCH PARK
QUINCY, MASSACHUSETTS 02169
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:
(617) 770-3333

INTRODUCTORY NOTE

On June 29, 2001, Atlantic Data Services, Inc. (the “Company”) acquired substantially all the assets of Cool Springs Associates, Inc. d/b/a EarningsInsights, a Delaware corporation (“EI”) for $2 million in cash and the issuance to EI of a warrant to purchase 300,000 shares of the Company’s common stock at an exercise price of $5.08 per share. The Company was also required to make additional cash payments to EI based on the net income recognized by the Company attributable to the former business of EI.

Item 2:   Disposition of a Business to be Accounted For as a Discontinued Operation

2.1	Description of the Transaction

On March 26, 2002, the Board of Directors of Atlantic Data Services, Inc. voted to abandon the operations of EI effective March 29, 2002. The Company expects to take a pre-tax charge from the discontinued operation of up to $2.7 million in its fourth quarter ended March 31, 2002. See the accompanying press release attached as Exhibit 99.1 to this Form 8-K.

The assets of EI abandoned by the Company consist of all intangible property, including without limitation all rights under certain contracts, agreements and licenses specifically related to the EI business, including but not limited to, all intellectual proprietary rights of EI, certain business, marketing and technical records related to EI, and all goodwill associated with the business.

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

(b)	Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the disposition of EI to be accounted for as a discontinued operation. The unaudited pro forma condensed balance sheet assumes the disposition of EI on December 31, 2001. Such pro forma information is based upon the historical balance sheet data of the Company and EI as of that date. The unaudited pro forma condensed statement of operations gives effect to the disposition of EI for the nine months ended December 31, 2001 as if the disposition occurred on April 1, 2001. No pro forma statements of operations were presented for the year ended March 31, 2001 because the acquisition of EI occurred after that time period. These unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

(c)	Exhibits

99.1* Press release dated March 29, 2002, “ADS Financial Services Solutions Discontinues Operations of EarningsInsights”

*Filed herewith

UNAUDITED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2001
(in thousands, except share data)

	Atlantic Data	Pro Forma
	Services, Inc.	Adjustments		Pro Forma

ASSETS Current assets:
Cash and cash equivalents	$20,349	—		$20,349
Short-term investments	12,608	—		12,608
Accounts receivable, net	1,473	(8	) (A)	1,465
Prepaid expenses	177	(9	) (A)	168
Deferred taxes	—	—		—

Total current assets	34,607	17		34,590
Property and equipment, net	756	(368	) (A)	388
Goodwill	1,291	(1,291	) (A)	—
Intangibles, net	917	(917	) (A)	—
Other assets	339	(9	) (A)	330

Total assets	$37,910	$(2,602)		$35,308

LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities:
Accounts payable	$446	$(39	) (A)	$407
Accrued expenses and other liabilities	1,563	(30	) (A)	1,533
Billings in excess of costs and estimated earnings	613	—		613

Total current liabilities	2,622	(69)		2,553

Stockholders’ equity:
Preferred stock, $.01 par value	—	—		—
Common stock, $.01 par value	131	—		131
Additional paid-in capital	27,554	—		27,554
Retained earnings	7,628	(2,533	) (B)	5,095
Treasury stock	(25)	—		(25)

Total stockholders’ equity	35,288	(2,533)		32,755

Total liabilities and stockholders’ equity	$37,910	$(2,602)		$35,308

     See accompanying notes to unaudited pro forma condensed financial statements.

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ATLANTIC DATA SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2001
(in thousands, except per share data)

	Atlantic Data	Pro Forma
	Services, Inc.	Adjustments		Pro Forma

Services	$14,683	$(45	) (C)	$14,638
Cost of revenues	10,501	(229	) (C)	10,272

Gross profit	4,182	184		4,366

Operating expenses:
Sales and marketing	2,728	(187	) (C)	2,541
General and administrative	4,542	(334	) (C)	4,025
		(183	) (D)
Restructuring expense	925	—		925

Total operating expenses	8,195	(704)		7,491

Income (loss) from operations	(4,013)	(888	) (C)	(3,125)
Interest income, net	868	1	(C)	869
Write-down of investment	(3,000)	—		(3,000)

Income (loss) before provision for income taxes	(6,145)	(889)		(5,256)
Provision for income taxes	386	—		386

Net income	$(6,531)	$(889)		$(5,642)

Basic earnings (loss) per share	$(0.50)			$(0.43)
Diluted earnings (loss) per share	$(0.50)			$(0.43)
Shares used in computing earnings per share (basic)	13,026			13,026
Shares used in computing earnings per share (diluted)	13,026			13,026

     See accompanying notes to unaudited pro forma condensed financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The transaction to purchase EI was accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the tangible and intangible assets purchased, based upon their respective fair values.

Pro forma adjustments to reflect the disposition of EI as a discontinued operation give effect to the following:

(A)  To eliminate the net intangibles, goodwill and other assets and liabilities related to EI.

(B)  To adjust retained earnings relating to the disposition of EI.

(C)  To eliminate the results of operations of EI.

(D)  To reduce general and administrative expenses for the amortization of intangibles relating to EI.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLANTIC DATA SERVICES, INC.

Date: April 10, 2002	By: /s/ Robert W. Howe ———————————————— Robert W. Howe Chairman and Chief Executive Office

EXHIBIT INDEX

99.1	Press Release Dated March 29, 2002, “ADS Financial Services Solutions Discontinues Operations of EarningsInsights”